Exhibit 99.1

May 5, 2021 at 4:00 PM Eastern

Air Industries Group to Release Financial Results for the Three Months Ended March 31, 2021 on Tuesday May 11, 2021

Bay Shore, NY -- (Business Wire) – May 5, 2021 – Air Industries Group (NYSE AMEX: AIRI):

Air Industries Group, an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors, will release its financial results for the Three Months Ended March 31, 2021 at 8:30am on Tuesday May 11, 2021.

The Company will host a conference call for investors on Tuesday May 11, 2021 at 5:00 PM Eastern.

Investor Conference Call

Conference Toll-Free Number 800-207-0293

Passcode – 834 115

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of complex machined products including landing gear, flight control, and jet turbine components for leading aerospace and defense prime contractors.

FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

Michael Recca - CFO

631.328.7078

ir@airindustriesgroup.com